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                                                                    EXHIBIT 21.1


              LIST OF SUBSIDIARIES OF U.S. FRANCHISE SYSTEMS, INC.


SUBSIDIARY                                  STATE OF INCORPORATION/ORGANIZATION
----------                                  -----------------------------------
Microtel Inns and Suites Franchising, Inc.                 Georgia

Hawthorn Suites Franchising, Inc.                          Georgia

Microtel Inns Realty Corp.                                 Georgia

Microtel International, Inc.                               Georgia

U.S. Funding Corp.                                         Georgia

U.S. Franchise Capital, Inc.                               Georgia

Equity Partners, LP                                        Delaware

USFS Equity, LLC                                           Delaware

Tempe Inns Realty Corp.                                    Georgia

Chandler Inns Realty Corp.                                 Georgia

Tempe Holdings, LLC                                        Arizona

Chandler Holdings, LLC                                     Arizona

HSA Properties, LLC                                        Delaware

Best Acquisition, Inc.                                     Georgia

USFS Management, Inc.                                      Georgia

Best Franchising, Inc.                                     Georgia

RSVP-BI OPCO, LLC                                          Delaware


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